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                                                                    EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Innkeepers USA Trust (the "Company") for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Bulger, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
(S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     This certification shall only be deemed to cover the financial statements of Innkeepers USA Trust, and shall not be deemed to cover any financial statements (or other information) included in the Report with respect to Innkeepers Hospitality.



/s/ David Bulger
----------------
David Bulger
Chief Financial Officer
May 6, 2003

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